Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the (i) Registration Statement No. 33-19309 on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8, and (iii) Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 of our report dated June 28, 2011 relating to the financial statements and supplemental schedule of Big Lots Savings Plan appearing in this Annual Report on Form 11-K of Big Lots Savings Plan for the year ended December 31, 2010.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio
June 28, 2011